UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2015

THE CLOROX COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-07151	31-0595760
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

1221 Broadway, Oakland, California 94612-1888
(Address of principal executive offices) (Zip code)

(510) 271-7000
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ] Written communications pursuant to Rule 425 Under the Securities Act (17 CFR 230.425)

[    ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

(a) The Board of Directors (the “Board”) of The Clorox Company (the “Company”) amended and restated the Company’s Bylaws, effective August 28, 2015, to implement proxy access, among other amendments. Article I, Section 10A of the Bylaws permits a stockholder, or a group of up to 20 stockholders, owning 3% or more of the Company’s outstanding common stock continuously for at least three years to nominate and include in the Company’s proxy materials directors constituting up to 20% of the Board, provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in the Bylaws.

The amended and restated Bylaws also include a new Section 8 in Article VII, which provides that Delaware will be the sole and exclusive forum for certain types of legal actions unless the Company consents to the selection of an alternative forum.

Article I, Section 10 was amended to (i) require certain disclosures for individuals nominated by stockholders for election to the Board, (ii) require disclosure of fees and other interests held by stockholders proposing to nominate directors or transact other business at the Company’s annual meeting of stockholders, and (iii) revise the notice period for stockholder proposals if the annual meeting date of the Company is moved from the anniversary of the previous year’s annual meeting.

The amended Bylaws include other miscellaneous updates.

This description of the amendments to the Bylaws is qualified in its entirety by reference to the text of the Bylaws filed as Exhibit 3.2 to this Report.

A press release announcing the Company’s adoption of the amended and restated Bylaws was issued on August 28, 2015, a copy of which is filed as Exhibit 99.1 hereto and is incorporated herein in its entirety.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
3.2	Amended and Restated Bylaws of The Clorox Company
99.1	Press Release dated August 28, 2015, of The Clorox Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CLOROX COMPANY

Date: August 28, 2015	By:	/s/ Laura Stein
Senior Vice President –
General Counsel

THE CLOROX COMPANY

FORM 8-K

INDEX TO EXHIBITS

Exhibit	Description
3.2	Amended and Restated Bylaws of The Clorox Company
99.1	Press Release dated August 28, 2015, of The Clorox Company